   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998

                                                      Registration No. 33-68456

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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                   ---------------

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                      UNDER THE
                                SECURITIES ACT OF 1933
                                   ---------------

                           TELEPHONE AND DATA SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)


                     DELAWARE                         36-2669023
         (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)        Identification Number)

                               30 NORTH LASALLE STREET
                               CHICAGO, ILLINOIS 60602
                                    (312) 630-1900

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ---------------


       LeRoy T. Carlson, Chairman                   with a copy to:
    Telephone and Data Systems, Inc.      Wilbur C. Delp, Jr., Sidley & Austin
        30 North LaSalle Street                 One First National Plaza
        Chicago, Illinois 60602                 Chicago, Illinois 60603
            (312) 630-1900                          (312) 853-7000

            (Names, addresses, including zip codes, and telephone numbers, including area code, of agents for service)
                                   ---------------

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                   ---------------

     The Registrant hereby amends this Post-Effective Amendment No. 1 to the Registrant's Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Post-Effective Amendment No. 1 to the Registrant's Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Post-Effective Amendment No. 1 to the Registrant's Registration Statement shall become effective on such date as the Commission acting pursuant to said
Section 8(a), may determine.

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

                                   EXPLANATORY NOTE


          Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), and Telephone and Data Systems, Inc., a Delaware corporation ("TDS Delaware"), which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa merged with and into TDS Delaware, with TDS Delaware as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of TDS Delaware, each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of TDS Delaware, and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of TDS Delaware with the same rights, preferences and limitations as set forth in the original certificate of designation for the series related to such Preferred Share.

          The Reincorporation Merger and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of TDS Delaware, dated March 24, 1998, which is incorporated by reference herein. TDS Iowa and its successor TDS Delaware are herein referred to as "TDS," the "Company" or the "Registrant."

          Pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), TDS Delaware hereby adopts Registration Statement No. 33-68456 as its own for all purposes under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), as a result of the transaction described above.

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 relates to $300,000,000 of securities for issuance for cash from time to time.

          This Registration Statement contains two forms of prospectus: one to be used in connection with the offering and sale of Debt Securities and one to be used in connection with the offering and sale of Common Shares. Each offering made under this Registration Statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying Prospectus Supplement.

                          PRELIMINARY, SUBJECT TO COMPLETION
                                  DATED MAY 22, 1998


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS

TELEPHONE AND DATA SYSTEMS, INC.


DEBT SECURITIES

                                   ---------------


     We may use this Prospectus from time to time to offer debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") of Telephone and Data Systems, Inc. ("TDS" or the "Company"). The aggregate initial offering price may not exceed U.S. $300,000,000 (or its equivalent in any other currency or units based on or relating to foreign currencies). The Debt Securities may be offered by us in one or more series in amounts, at prices and on terms to be determined at the time of sale.

     We have included the specific terms of the Offered Securities in an accompanying Prospectus Supplement. Such terms include the specific designation, aggregate principal amount, denomination (which may be in United States dollars, in any other currency or in units based on or relating to foreign currencies), maturity, rate (which may be fixed or variable) and time of payment of interest, if any, any subordination of the Offered Securities to other indebtedness of the Company, any terms for redemption at the option of TDS or the holder, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of the Offered Securities.

     We may issue the Debt Securities in registered form, in bearer form with coupons attached or both. In addition, we may issue all or a portion of the Debt Securities of any series in permanent registered global form which will be exchangeable only under certain conditions for definitive Debt Securities.

     We may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities to other purchasers directly or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Offered Securities, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, dealers or agents.

                                   ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ---------------

                  THE DATE OF THIS PROSPECTUS IS ___________, 1998.

                                  TABLE OF CONTENTS


                                                                      PAGE

     Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 5

     Description of Debt Securities. . . . . . . . . . . . . . . . . . 5
          Ratio of Earnings to Fixed Charges . . . . . . . . . . . . . 5
          General. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          Exchange and Transfer. . . . . . . . . . . . . . . . . . . . 6
          Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          Registered Global Securities . . . . . . . . . . . . . . . . 7
          Certain Covenants of TDS . . . . . . . . . . . . . . . . . . 8
          Certain Definitions. . . . . . . . . . . . . . . . . . . . .10
          Events of Default. . . . . . . . . . . . . . . . . . . . . .11
          Consolidation, Merger or Sale of Assets. . . . . . . . . . .12
          Modification of the Indenture. . . . . . . . . . . . . . . .12
          Defeasance and Discharge . . . . . . . . . . . . . . . . . .13
          Governing Law. . . . . . . . . . . . . . . . . . . . . . . .14
          Concerning the Trustee . . . . . . . . . . . . . . . . . . .14

     Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . .14

     Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . .15

     Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

     Where You Can Find More Information . . . . . . . . . . . . . . .15


PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY
STATEMENT

     THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN "FORWARD-LOOKING" STATEMENTS, AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT THE COMPANY'S BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS CONTAIN POTENTIAL RISKS AND UNCERTAINTIES AND, THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

     IMPORTANT FACTORS THAT MAY AFFECT THESE PROJECTIONS OR EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN THE OVERALL ECONOMY; CHANGES IN COMPETITION IN MARKETS IN WHICH THE COMPANY OPERATES; ADVANCES IN TELECOMMUNICATIONS TECHNOLOGY; CHANGES IN THE TELECOMMUNICATIONS REGULATORY ENVIRONMENT; PENDING AND FUTURE LITIGATION; AVAILABILITY OF FUTURE FINANCING; START-UP OF PCS OPERATIONS; AND UNANTICIPATED CHANGES IN GROWTH IN CELLULAR CUSTOMERS, PENETRATION RATES, CHURN RATES AND THE MIX OF PRODUCTS AND SERVICES OFFERED IN THE COMPANY'S MARKETS. READERS SHOULD EVALUATE ANY STATEMENTS IN LIGHT OF THESE IMPORTANT FACTORS.

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS DOCUMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION."

                                   THE COMPANY

TDS is a diversified telecommunications service company with cellular telephone, local telephone and developing personal communications services
(PCS) operations.   The Company's business development strategy is to expand
its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.

                             THE SECURITIES WE MAY OFFER

We may from time to time offer debentures, notes and/or other unsecured evidences of indebtedness ("Debt Securities").

                                    MAXIMUM AMOUNT

The aggregate initial offering price may not exceed U.S. $300,000,000.

                                 PLAN OF DISTRIBUTION

We may sell the Debt Securities to or through underwriters or dealers, or to other purchasers directly or through agents.

                               FORM OF DEBT SECURITIES

We may issue the Debt Securities in registered form, bearer form and/or in registered global form.

                               TERMS OF DEBT SECURITIES

The specific designation, aggregate principal amount, maturity, rate and time of payment of interest, initial offering price and other terms of the Debt Securities will be set forth in a Prospectus Supplement.

                                      INDENTURE

The Debt Securities will be issued in most cases under an Indenture dated February 1, 1991 between the Company's predecessor and Harris Trust and Savings Bank, as Trustee, as amended by the First Supplemental Indenture among the Company's predecessor, the Company and the Trustee. Any subordinated Debt Securities would be issued under a separate indenture which would be filed with the SEC and described in a Prospectus Supplement.

                                   USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement, we intend to use the net proceeds from the sale of the Debt Securities offered by this Prospectus principally in connection with TDS's acquisition, construction and development programs, including reduction of short-term debt incurred in connection therewith, and we may also use such proceeds for working capital, to reduce existing long-term debt, to provide additional investments in TDS's subsidiaries, and for other corporate purposes.

                          RATIO OF EARNINGS TO FIXED CHARGES

The Ratio of Earnings to Fixed Charges for the last five years and the latest interim period is incorporated herein by reference from Exhibit 12 to the Company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.

                         WHERE YOU CAN FIND MORE INFORMATION

This Prospectus "incorporates by reference" certain information about the Company from the Company's filings with the SEC. See "Where You Can Find More Information" about how to obtain copies of such filings.

                                ADDRESS AND TELEPHONE

The address of TDS is 30 North LaSalle Street, Chicago, Illinois 60603; and its telephone number is (312) 630-1900.

                                  THE COMPANY

     TDS is a diversified telecommunications service company with cellular telephone, local telephone and developing personal communications services
(PCS) operations.   The Company's business development strategy is to expand
its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.

     The Company's Restated Certificate of Incorporation establishes three tracking groups (the "Tracking Groups"), each of which would be represented by a different class of common stock ("Tracking Stock"), and one residual group (the "TDS Group"), which is represented by the Series A Common Shares and Common Shares of the Company.

     The United States Cellular Group Common Shares (the "Cellular Group Shares"), when issued, are intended to reflect the separate performance of the United States Cellular Group (the "Cellular Group"), which consists of the Company's interest in United States Cellular Corporation, a subsidiary of the Company operating and investing in cellular telephone companies and properties ("U.S. Cellular").

     The TDS Telecommunications Group Common Shares (the "Telecom Group Shares"), when issued, are intended to reflect the separate performance of the TDS Telecommunications Group (the "Telecom Group"), which consists of the Company's interest in TDS Telecommunications Corporation, a subsidiary of the Company operating landline telephone companies ("TDS Telecom"), and includes the attribution of certain corporate debt.

     The Aerial Communications Group Common Shares (the "Aerial Group Shares"), when issued, are intended to reflect the separate performance of the Aerial Communications Group (the "Aerial Group"), which consists of the Company's interest in Aerial Communications, Inc., a subsidiary of the Company providing broadband personal communications services ("Aerial").

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), and the Company, which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa merged with and into Company, with Company as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of Company ("Common Shares"), each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of Company ("Series A Common Shares"), and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of Company with the same rights, preferences and limitations as set forth in the original certificate of designation for the series related to such Preferred Share.

     In connection with the Reincorporation Merger, the Company intends to distribute (the "Distribution") one Cellular Group Share, two-thirds of a Telecom Group Share and two-thirds of an Aerial Group Share with respect to each outstanding Series A Common Share and Common Share. There can be no assurance that the Distribution will be completed or that it will be completed as currently contemplated.

     Upon the completion of the Distribution as contemplated, the Series A Common Shares and the Common Shares of the Company would represent a common equity interest in the TDS Group, which would have a Retained Interest of approximately 20-25% of the common shareholders' equity value of the Company attributable to each of the Cellular Group, the Telecom Group and the Aerial Group. Accordingly, the Series A Common Shares and Common Shares of TDS Delaware are intended to reflect the combined performance of the all of the Tracking Groups of TDS. In addition, the Series A Common Shares and Common Shares are intended to reflect the performance of all other interests held by the TDS Group and the effects of certain corporate operations performed by the TDS Group. The TDS Group would also include such other assets and liabilities of the Company as the Board may in the future determine to attribute to the TDS Group and such other businesses, assets and liabilities as the Company or any of its subsidiaries may in the future acquire for the TDS Group, as determined by the Board. Until such time as there are any issued and outstanding Cellular Group Shares, Telecom Group

Shares and Aerial Group Shares, all of the Company's equity interest in the Cellular Group, the Telecom Group and the Aerial Group, respectively, will be deemed to be held by the TDS Group.

     The Company has attempted to reach an agreement with a special committee of U.S. Cellular relating to the acquisition by TDS of the outstanding shares of U.S. Cellular which TDS does not own in exchange for Cellular Group Shares, and to reach an agreement with a special committee of Aerial relating to the acquisition by TDS of the outstanding shares of Aerial which TDS does not own in exchange for Aerial Group Shares. There can be no assurance that TDS will be able to reach agreements relating to such transactions. If TDS is unable to reach such agreements or otherwise acquire the publicly-held shares of U.S. Cellular or Aerial, such shares would continue to remain outstanding.

     The Reincorporation Merger, the Distribution and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of Company, dated March 24, 1998, as supplemented, which is incorporated by reference herein.

     The Company is the successor to TDS Iowa. As noted above, in 1998, TDS Iowa merged with and into the Company, with the Company surviving the merger. The Company's corporate headquarters are located at 30 N. LaSalle, Suite 4000, Chicago, Illinois 60602, and its telephone number is (312) 630-1900. Except where the context otherwise indicates, the term "Company" and "TDS" include Telephone and Data Systems, Inc., a Delaware corporation, and its subsidiaries.


                                   USE OF PROCEEDS

     Unless otherwise indicated in the Prospectus Supplement, the net proceeds to be received by TDS from the sale of Debt Securities offered by this Prospectus will be used by TDS principally in connection with its acquisition, construction and development programs, including reduction of short-term debt incurred in connection therewith, and may also be used for working capital, to reduce existing long-term debt, to provide additional investments in TDS's subsidiaries, and for other corporate purposes or otherwise as described in the Prospectus Supplement. Until the proceeds are used for these purposes, TDS may deposit them in interest-bearing accounts or invest them in short-term investment securities.


                            DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued in most cases under an Indenture dated February 1, 1991 between TDS Iowa and Harris Trust and Savings Bank, as Trustee (the "Trustee"), as amended by the First Supplemental Indenture among TDS Iowa, TDS Delaware and the Trustee (the "Indenture"), the form of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Any subordinated Debt Securities would be issued under a separate indenture which would be filed as an exhibit to the Registration Statement by post-effective amendment and would be described in a Prospectus Supplement. The following statements with respect to the Indenture and the Securities (as hereinafter defined) are brief summaries of certain provisions of the Indenture and do not purport to be complete; such statements are subject to the detailed referenced provisions of the Indenture, including the definition of capitalized terms used under this caption. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The term "Securities", as used under this caption, refers to all securities issued under the Indenture, including the Debt Securities.

RATIO OF EARNINGS TO FIXED CHARGES

     The Ratio of Earnings to Fixed Charges for the last five years and the latest interim period is incorporated herein by reference from Exhibit 12 to the Company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.

GENERAL

     The Indenture does not limit the aggregate principal amount of Securities (which may include debentures, notes and other unsecured evidences of indebtedness) which may be issued thereunder, and Securities may be issued thereunder from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Securities so denominated will be described in the Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits TDS to increase the principal amount of any series of Securities previously issued and to issue such increased principal amount (Section 2.3).

     The Prospectus Supplement will set forth the following terms relating to the Offered Securities: (1) the specific designation of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the date or dates, if any, on which the Offered Securities will mature; (4) the rate or rates per annum (which may be fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates on which any such interest will be payable and the Record Dates for any interest payable on the Offered Securities which are Registered Securities;
(5) any subordination of the Offered Securities to other indebtedness of the Company; (6) any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed or purchased at the option of TDS or otherwise; (7) whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities in bearer form and as to exchanges between registered and bearer form; (8) whether the Offered Securities will be issuable in the form of one or more temporary or permanent Global Securities and, if so, the identity of the Depository for such Global Securities; (9) the denominations of $1,000 and any multiple thereof, and the denominations in which any of the Offered Securities which are in bearer form will be issuable, if other than the denominations of $1,000 and $5,000; (10) each office or agency where the principal of and any premium and interest on the Offered Securities will be payable, and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;
(11) if other than United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the Offered Securities are denominated and/or in which the payment of the principal of and any premium and interest on the Offered Securities will or may be payable; (12) any applicable United States federal income tax consequences; and (13) any other terms of the Offered Securities (which terms shall not adversely affect the interests of any Holders of Securities then Outstanding), including additions to or deletions from the covenants and events of default with respect to the Offered Securities.

     Securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. United States federal income tax consequences and other special considerations applicable to any such discounted Securities or to other Securities offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the Prospectus Supplement relating thereto.

     The Securities and any coupons appertaining thereto will be unsecured and will rank PARI PASSU with all other unsecured and unsubordinated indebtedness of TDS. However, since TDS is a holding company, the right of TDS, and hence the right of the creditors of TDS (including the Holders of Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of TDS as a creditor of such subsidiary may be recognized. There is no restriction in the Indenture against subsidiaries of TDS incurring secured or unsecured indebtedness or issuing secured or unsecured securities. The ability of TDS to make payments of principal and interest on the Debt Securities will be dependent upon the payment to it by its subsidiaries of dividends, loans or advances. As more fully set forth in the notes to the Company's financial statements, such payments by TDS's regulated telephone company subsidiaries are subject to legal and contractual restrictions, primarily contained in the mortgages granted by certain such subsidiaries to the Rural Electrification Administration.

     The Indenture does not contain covenants or other provisions designed to afford Holders of Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

EXCHANGE AND TRANSFER

     Securities may be presented for exchange and registered Securities may be presented for registration of transfer at the offices and subject to the restrictions set forth therein and in the applicable Prospectus Supplement without service charge, but upon payment of any taxes or other governmental charges due in connection therewith, subject to any applicable limitations contained in the Indenture. TDS has appointed the Trustee as Security Registrar. Securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery (Sections 2.8 and 3.2).

PAYMENT

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of the principal of and the premium and interest, if any, on all Securities (other than a Registered Global Security) in registered form will be made at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of TDS, payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register (Sections 3.1 and 3.2). Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest due on Securities in registered form will be made to the Persons in whose name such Registered Securities are registered at the close of business on the Record Date for such interest payments (Section 2.7).

REGISTERED GLOBAL SECURITIES

     The registered Securities of a particular series may be issued in the form of one or more Registered Global Securities which will be deposited with a Depository, or its nominee, each of which will be identified in the Prospectus Supplement relating to such series. Unless and until exchanged, in whole or in part, for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depository for such Registered Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor (Section 2.8).

     The specific terms of the depository arrangement with respect to any portion of a particular series of Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. TDS anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of a Registered Global Security, the Depository therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Securities represented by such Registered Global Security to the accounts of such persons having accounts with such Depository ("participants") as shall be designated by the underwriters or agents participating in the distribution of such Securities or by TDS if such Securities are offered and sold directly by TDS. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depository therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Registered Global Security.

     So long as the Depository for a Registered Global Security or its nominee is the registered owner thereof, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or Holders thereof under the Indenture.

     Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or nominee, as the case may be, as the registered owner of such Registered Global Security. None of TDS, the Trustee or any paying agent for Securities of the series represented by such Registered Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     TDS expects that the Depository for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amounts of such Registered Global Security as shown on the records of such Depository or its nominee. TDS also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If the Depository for a Registered Global Security representing Securities of a particular series is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by TDS within 90 days, TDS will issue Securities of such series in definitive form in exchange for such Registered Global Security. In addition, TDS may at any time and in its sole discretion determine not to have the Securities of a particular series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Securities representing Securities of such series.

CERTAIN COVENANTS OF TDS

     Under the Indenture, TDS has agreed that it will not engage in certain transactions, as described below.

     LIMITATION ON SECURED DEBT. TDS will not create or incur any Secured Debt without in either case effectively providing that Debt Securities (together with, if TDS shall so determine, any other Debt of or guaranteed by TDS ranking equally with the Debt Securities) shall be secured equally and ratably with (or, at the option of TDS, prior to) such Secured Debt, with certain stated exceptions. These exceptions permit (a) Secured Debt (i) in respect of Liens on property existing at the time such property is acquired by TDS, (ii) in respect of Liens created upon or within 270 days following the acquisition or construction of property (including any improvements to existing property) to secure the payment of all or part of the purchase price thereof, or (iii) incurred by TDS prior to, at the time of or within 270 days following the acquisition of property which is subject to a related Lien, which Secured Debt is incurred for the purpose of financing all or part of the purchase price thereof, provided that no such Lien applies to any property theretofore owned by TDS (including property transferred by TDS to any subsidiary of TDS in contemplation of or in connection with the creation of such Lien) or to any property of TDS other than the property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located); (b) Secured Debt in respect of Liens on property of a Person (i) existing at the time such Person is merged into or consolidated with TDS or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to TDS, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on property granted by TDS prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired property of TDS or (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of TDS); PROVIDED, HOWEVER, that any such Lien referred to in clause (i) shall not apply to any property of TDS other than the property subject thereto at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any property of TDS other than the property so acquired; (c) Liens existing at the date of the Indenture; (d) Liens in favor of a government or governmental entity to secure partial progress, advance or other payments, or other obligations, or to secure any Debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject thereto (including, without limitation, Liens incurred in connection with industrial revenue, pollution control, private activity bond or similar financing); (e) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Lien is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit; (f) Liens for taxes, assessments or governmental charges or levies not yet delinquent or governmental charges or levies already delinquent, the validity of which charge or levy is being contested in good faith and for which any reserves required in accordance with generally accepted accounting principles have been established; (g) Liens (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed and for which any reserves required in accordance with generally accepted accounting principles have been established; and (h) Secured Debt secured by any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Liens referred to in the foregoing clauses (a) to (g), inclusive (provided that the principal amount of Secured Debt secured thereby does not exceed the principal amount of such Debt immediately prior to such extension, renewal or replacement, and that any Lien created in connection therewith is limited to all or part of the property (plus improvements to such property) which secured the Secured Debt so extended, renewed or replaced).

     The foregoing restrictions do not apply if, immediately after the incurrence of such Secured Debt (giving effect to the application of the proceeds therefrom), the aggregate principal amount of Secured Debt (other than Secured Debt described in clauses (a) to (h), inclusive, of the immediately preceding paragraph), plus the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions the proceeds of which are or will be applied as described in clauses (a) to (e) inclusive, under "Limitation on Sale and Leaseback Transactions" below), would not exceed 10% of Consolidated Capitalization (Sections 1.1 and 3.6).

     LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. TDS will not enter into any Sale and Leaseback Transaction unless immediately after the completion of such Sale and Leaseback Transaction (giving effect to the application of the proceeds therefrom), the aggregate amount of Capitalized Rent in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions described in clauses (a) to (e), inclusive, of the immediately succeeding paragraph), plus the aggregate principal amount of Secured Debt (other than Secured Debt described in clauses (a) to (h), inclusive, under "Limitation on Secured Debt" above), would not exceed 10% of Consolidated Capitalization.

     The foregoing restrictions do not apply to, and there shall be excluded in computing the aggregate amount of Capitalized Rent for the purpose of such restrictions, the following Sale and Leaseback Transactions: (a) any Sale and Leaseback Transaction entered into to finance the payment of all or any part of the purchase price of property acquired or constructed by TDS (including any improvements to existing property) or entered into prior to, at the time of or within 270 days after the acquisition or construction of such property, which Sale and Leaseback Transaction is entered into for the purpose of financing all or part of the purchase or construction price thereof; PROVIDED, HOWEVER, that in the case of any such acquisition, such Sale and Leaseback Transaction shall not involve any property transferred by TDS to a subsidiary thereof in contemplation of or in connection with such Sale and Leaseback Transaction or involve any property of TDS other than the property so acquired (other than, in the case of construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located); (b) any Sale and Leaseback Transaction involving property of a Person existing at the time such Person is merged into or consolidated with TDS or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to TDS; (c) any Sale and Leaseback Transaction in which the lessor is a government or governmental entity and which Sale and Leaseback Transaction is entered into to secure partial progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the cost of constructing or improving the property subject to such Sale and Leaseback Transaction (including, without limitation, Sale and Leaseback Transactions incurred in connection with pollution control, industrial revenue, private activity bond or similar financing); (d) any Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in the foregoing clauses (a) to (c), inclusive; PROVIDED, HOWEVER, that such lease extension, renewal or replacement shall be limited to all or any part of the same property leased under the lease so extended, renewed or replaced (plus improvements to such property); and (e) any Sale and Leaseback Transaction the net proceeds of which are at least equal to the fair value (as determined by the Board of Directors of TDS) of the property leased pursuant to such Sale and Leaseback Transaction, so long as within 270 days of the effective date of such Sale and Leaseback Transaction, TDS applies (or irrevocably commits to an escrow account for the purpose or purposes hereinafter mentioned) an amount equal to the net proceeds of such Sale and Leaseback Transaction to either (x) the purchase of other property having a fair value at least equal to the fair value of the property leased in such Sale and Leaseback Transaction and having a similar utility and function, or (y) the retirement or repayment (other than any mandatory retirement or repayment at maturity) of (i) Securities, (ii) other Funded Debt of TDS which ranks prior to or on a parity with the Securities or (iii) indebtedness of any subsidiary of TDS maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such indebtedness is included in current liabilities) or preferred stock of any subsidiary of TDS (other than any such indebtedness owed to or preferred stock owned by TDS or any subsidiary of
TDS); PROVIDED, HOWEVER, that in lieu of applying an amount equivalent to all or any part of such net proceeds to such retirement or repayment (or committing such an amount to an escrow account for such purpose), TDS may deliver to the Trustee Outstanding Securities and thereby reduce the amount to be applied pursuant to (y) of this clause (e) by an amount equivalent to the aggregate principal amount of the Securities so delivered.

CERTAIN DEFINITIONS

     "CAPITAL STOCK" means and includes any and all shares, interests, participations or other equivalents (however designated) of ownership in a corporation or other Person.

     "CAPITALIZATION" means with respect to a Person the total of (a) Funded Debt, (b) the par value or, in the case of Capital Stock with no par value, a value stated on the books, of all outstanding shares of Capital Stock, (c) the paid-in surplus and retained earnings (or minus the net surplus deficit, as the case may be), (d) deferred taxes and deferred investment tax credits,
(e) Capitalized Rent, and (f) minority interests in subsidiaries of such Person.

     "CAPITALIZED RENT" means the present value (discounted semi-annually at a discount rate equal to the weighted average rate of interest borne by the Debt Securities then Outstanding) of the total net amount of rent payable for the remaining term of any lease of property by TDS (including any period for which such lease has been extended); PROVIDED, HOWEVER, that no such rental obligation shall be deemed to be Capitalized Rent unless the lease resulted from a Sale and Leaseback Transaction. The total net amount of rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rates and similar charges.

     "CONSOLIDATED CAPITALIZATION" means the Capitalization of TDS and its Subsidiaries determined on a consolidated basis at the end of TDS's then most recently reported fiscal year or quarter, as the case may be, including minority interests in Subsidiaries.

     "DEBT" means with respect to a Person all obligations of such Person for borrowed money and all such obligations of any other Person for borrowed money guaranteed by such Person.

     "FUNDED DEBT" means any Debt maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Debt is included in current liabilities).

     "LIEN" means any mortgage, pledge, security interest, lien, charge or other encumbrance.

     "OUTSTANDING" means, subject to certain exceptions, all Debt Securities issued under the Indenture, except those theretofore canceled by the Trustee or delivered to it for cancellation, defeased in accordance with the Indenture, paid in full, or in respect of which substitute Debt Securities have been authenticated and delivered by the Trustee.

     "PERSON" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PROPERTY" means any directly-held interest of a Person in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible, and includes Capital Stock of a subsidiary or other Person.

     "SALE AND LEASEBACK TRANSACTION" means any arrangement with any Person other than a Tax Consolidated Subsidiary providing for the leasing (as lessee) by TDS of any property (except for temporary leases for a term, including any renewal thereof, of not more than three years (provided that any such temporary lease may be for a term of up to five years if (a) the Board of Directors of TDS reasonably finds such term to be in the best interest of TDS and (b) the primary purpose of the transaction of which such lease is a part is not to provide funds to or financing for TDS)), which property has been or is to be sold or transferred by TDS (i) to any subsidiary of TDS in contemplation of or in connection with such arrangement or (ii) to such other Person.

     "SECURED DEBT" means Debt of TDS secured by any Lien on property (including Capital Stock or indebtedness of subsidiaries of TDS) owned by TDS.

     "SUBSIDIARY" means a Person which is consolidated with TDS in accordance with generally accepted accounting principles.

     "TAX CONSOLIDATED SUBSIDIARY" means a Subsidiary of TDS with which, at the time a Sale and Leaseback Transaction is entered into by TDS, TDS would be entitled to file a consolidated federal income tax return.

EVENTS OF DEFAULT

     The occurrence of any of the following events with respect to the Securities of any series will constitute an "Event of Default" with respect to the Securities of such series: (a) default for 30 days in the payment of any interest on any of the Securities of such series; (b) default in the payment of any of the principal of or the premium, if any, on any of the Securities of such series, whether at maturity, upon redemption, by declaration or otherwise; (c) default in the deposit of any sinking fund payment in respect of any Securities of such series; (d) default for 90 days by TDS in the observance or performance of any other covenant or agreement contained in the Indenture relating to the Securities of such series after written notice thereof as provided in the Indenture; (e) (i) an event of default occurs under any instrument under which there is outstanding, or by which there may be secured or evidenced, any indebtedness of TDS for money borrowed (other than non-recourse indebtedness) which results in acceleration of, or non-payment at maturity (after giving effect to any applicable grace period) of such indebtedness in an aggregate amount exceeding the greater of $15,000,000 or 2% of Consolidated Capitalization, in which case TDS shall immediately give notice to the Trustee of such acceleration or non-payment, and (ii) there shall have been a failure to cure such default or to discharge such indebtedness within ten days after notice thereof to TDS by the Trustee or to TDS and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding; PROVIDED, that no such Event of Default described in this clause (e) shall exist as long as TDS is contesting any such default or acceleration in good faith and by appropriate proceedings; or (f) certain events of bankruptcy, insolvency or reorganization relating to TDS (Section 5.1). Different Events of Default may be prescribed for the benefit of the Holders of a particular series of Securities and will be described in the Prospectus Supplement or Pricing Supplement relating thereto.

     If an Event of Default due to a default in the payment of the principal of or the premium or interest, if any, on, or in the deposit of any sinking fund payment with respect to, any series of Securities shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding may declare the principal of all Securities of such series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of TDS contained in the Indenture and applicable to the Securities of one or more (but less than all) series then Outstanding shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of the affected series then Outstanding (voting as one class) may declare the principal of all Securities of each such affected series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of TDS contained in the Indenture applicable to all Securities then Outstanding or due to the acceleration or non-payment at maturity of certain indebtedness of TDS shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Securities then Outstanding (voting as one class) may declare the principal of all Securities and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to certain acts of bankruptcy, insolvency or reorganization of TDS shall have occurred and be continuing, the principal and interest on all the Securities then Outstanding shall thereby become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Security holders. Upon certain conditions, any such declarations may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal, with respect to the Securities of all such affected series then Outstanding shall have been cured or waived as provided in the Indenture by the Holders of a majority in aggregate principal amount of the Securities of the affected series then Outstanding (voting as one class, except in the case of Events of Default described in clauses (a), (b) and (c) of the preceding paragraph, as to which each series so affected will vote as a separate class). See "Modification of the Indenture" below. Reference is made to the Prospectus Supplement relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto (Section 5.1).

     The Indenture provides that, subject to the duty of the Trustee to act with the requisite standard of care, in case a default with respect to a series of Securities shall have occurred and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Securities, unless such Holders shall have offered to the Trustee reasonable indemnity (Sections 5.6 and 6.2). Subject to such provisions for indemnity and certain other limitations contained in the Indenture, the Holders of a majority in the aggregate principal amount of the Securities of each affected series then Outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such affected series (Section 5.9).

     The Indenture provides that no Holder of Securities may institute any action against TDS under the Indenture (except actions for payment of overdue principal, premium or interest) unless such Holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Securities of the affected series then Outstanding (voting as one class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such request by the Holders of a majority in aggregate principal amount of the Securities of the affected series then Outstanding (voting as one class) (Sections 5.6 and 5.9).

     The Indenture requires TDS to furnish to the Trustee annually a statement as to the performance of TDS's covenants under the Indenture (Section 3.5). The Indenture provides that the Trustee may withhold notice to the Holders of the Securities of any series of any default affecting such series (except defaults as to payment of principal, premium or interest on the Securities of such series or as to sinking fund payments) if it considers such withholding to be in the interests of the Holders of the Securities of such series (Section 5.11).

CONSOLIDATION, MERGER OR SALE OF ASSETS

     TDS may consolidate with or merge into, or sell, lease or convey its property as an entirety or substantially as an entirety to, any other entity if (a) such entity assumes the obligations of TDS under the Securities and the Indenture; (b)(i) such entity is organized and existing under the laws of the United States or any state thereof or the District of Columbia; or (ii) such entity is organized and existing under the laws of Canada, Japan, Australia, New Zealand, any nation in Western Europe, or any political subdivision of any thereof and such entity undertakes to pay to the Holders of Securities any additional amounts as may be necessary in order that every net payment of principal of and interest, if any, on the Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such Holder (except for a tax, assessment or charge imposed solely as a result of a connection between the recipient and the jurisdiction imposing such tax, assessment or charge) by reason of or as a result of such payment being made by an entity which is not an entity existing under the laws of the United States or any state thereof or the District of Columbia, will not be less than the amount provided for in the Securities to be then due and payable; (c) upon request by the Trustee, TDS delivers to the Trustee certain certificates and opinions specified in the Indenture; (d) immediately after giving effect to such transaction (and treating any Secured Debt or Sale and Leaseback Transaction which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been incurred or entered into by such Person at the time of such transaction), no Event of Default (or event which, after notice or lapse of time or both, would be an Event of Default) shall exist and (e) upon such consolidation, merger, sale, lease or conveyance any property owned by TDS immediately prior thereto would become subject to any Lien (unless such Lien would be permitted by the provisions described above under "Limitation on Secured Debt"), the Securities must be secured (together with, if TDS shall so determine, any other Debt ranking equally with or prior to the Securities incurred, assumed or guaranteed by TDS, whether then or thereafter existing) by a direct Lien on such property prior to all Liens other than any theretofore existing thereon (Sections 9.1 and 9.2). The covenant phrase "substantially as an entirety" is not defined in the Indenture, and the Company is unaware of an established meaning or quantification of the phrase under Illinois law, which is the law governing construction of the Indenture. A Holder may bear the burden of establishing the meaning of the phrase "substantially as an entirety."

MODIFICATION OF THE INDENTURE

     The Indenture permits TDS and the Trustee to enter into supplemental indentures without the consent of the Holders of the Securities to: (a) subject to compliance with TDS's covenants described above under "Certain Covenants of TDS--Limitation on Secured Debt", secure the Securities of one or more series, (b) add guarantees with respect to the Securities of one or more series, (c) evidence the assumption by a successor Person of the obligations of TDS under the Indenture and the Securities then Outstanding,
(d) add covenants for the protection of the Holders of the Securities, (e) cure any ambiguity or correct any inconsistency in the Indenture, (f) establish the form and terms of the Securities of any series, (g) evidence the acceptance of appointment by a successor Trustee, (h) subject to compliance with certain requirements of the Indenture, provide for uncertificated Securities in addition to or in place of certificated Securities and (i) comply with any requirements of the Securities and Exchange Commission in connection with qualifying the Indenture under the Trust Indenture Act of 1939, as amended (Section 8.1).

     The Indenture also permits TDS and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the Holders of the Securities of each such affected series; PROVIDED, HOWEVER, that TDS and the Trustee may not, without the consent of the Holder of each Security then Outstanding and affected thereby: (a) extend the time of payment of the principal (or any installment) of any Security, or reduce the principal amount thereof, or reduce the rate, alter the method of computation of the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof, or change the currency in which the principal thereof or the interest thereon is payable, or reduce the amount payable on any Original Issue Discount Security upon acceleration or provable in bankruptcy, or alter certain provisions of the Indenture relating to Securities not denominated in United States dollars, or impair the right to institute suit for the enforcement of any payment on any Security when due; or (b) reduce the percentage in principal amount of the Securities of the affected series, the consent of whose Holders is required for any such modification or for any waiver provided for in the Indenture (Section 8.2).

     Prior to the acceleration of the maturity of any Securities, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected Securities waive any past default or Event of Default and its consequences, except a default or an Event of Default in respect of a covenant or provision of the Indenture or of any Security which cannot be modified or amended without the consent of the Holder of each Security affected.

DEFEASANCE AND DISCHARGE

     The Indenture provides that, at the option of TDS, (a) TDS will be discharged from any and all obligations in respect of the Securities of a particular series then Outstanding (except for certain obligations to register the transfer of or exchange the Securities of such series, to replace stolen, lost or mutilated Securities of such series, to maintain paying agencies, in the event that the Trustee is not the Security Registrar, to furnish the Trustee with the names and addresses of the Holders of Registered Securities of each series, to cause any successor Person substituted for TDS in accordance with the Indenture to assume TDS's obligations thereunder and with respect to the Securities, to comply with certain covenants described under "Consolidation, Merger or Sale of Assets" and to maintain the trust described below), or (b) TDS need not comply with certain covenants of the Indenture (including certain of those described under "Certain Covenants of TDS" and "Consolidation, Merger or Sale of Assets"), in each case if TDS irrevocably deposits in trust with the Trustee money, and/or securities of the government which issued the currency in which the Securities of such series are payable or securities backed by the full faith and credit of such government which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal of (and premium, if any) and interest on the Securities of such series on the stated maturity of such Securities in accordance with the terms thereof. To exercise such option, TDS is required, among other things, to deliver to the Trustee an opinion of independent counsel of nationally recognized standing in matters of federal income tax law to the effect that the exercise of such option would not cause the Holders of the Securities of such series to recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and, in the case of a discharge as described in clause (a) of the preceding sentence, such opinion states that either (A) there has been a change in the applicable federal income tax law to the foregoing effect or (B) TDS has received a private letter ruling from the Internal Revenue Service or there has been published a revenue ruling to the foregoing effect (Section 10.1).

     In the event TDS exercises its option to effect a covenant defeasance with respect to the Securities of any series as described in the preceding paragraph and the Securities of such series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, and the amount of money and securities on deposit with the Trustee would be insufficient to pay amounts due on the Securities of such series at the time of their accelerated maturity, TDS would remain liable for such amounts.

     If the Trustee or paying agent is unable to apply any money or Government Obligation in accordance with the foregoing provisions by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, TDS's obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to such provisions until such time as the Trustee or paying agent is permitted to apply all such money or Government Obligations in accordance therewith; PROVIDED, HOWEVER, that, if TDS has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, TDS shall be entitled, at its election, (a) to receive from the Trustee or paying agent, as applicable, that portion of such money or Government Obligations equal to the amount of such payment or (b) to be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or paying agent.

GOVERNING LAW

     The Indenture and the Notes issued thereunder will be governed by the laws of the State of Illinois.

CONCERNING THE TRUSTEE

     Harris Trust and Savings Bank, the trustee under the Indenture, is one of a number of banks with which TDS and its subsidiaries maintain ordinary banking relationships, including, in certain cases, credit facilities.
Harris Trust and Savings Bank also serves as transfer agent for the Common Shares, Series A Common Shares and Preferred Shares of TDS. Harris Trust and Savings Bank is also trustee with respect to Medium-Term Notes, Series A, B and C of TDS.


                                 PLAN OF DISTRIBUTION

     TDS may sell Debt Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

     Offers to purchase Debt Securities may be solicited by agents designated by TDS from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by TDS to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If underwriters are utilized in the sale, TDS will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. Any underwriters will acquire Debt Securities for their own account and may resell such Debt Securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby. If any underwriters are utilized in the sale of the Debt Securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Debt Securities will be obligated to purchase all such Debt Securities, if any are purchased.

     If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, TDS will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under agreements entered into with TDS to indemnification by TDS against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for TDS in the ordinary course of business.

     Offers to purchase Debt Securities may be solicited directly by TDS and sales thereof may be made by TDS directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, TDS will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from TDS at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless TDS otherwise agrees the aggregate principal amount of Debt Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of TDS. Contracts will not be subject to any conditions except that the purchase by an institution of the Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by TDS.

     The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.


                                    LEGAL MATTERS

     Certain legal matters relating to the securities offered hereby will be passed upon for TDS by Sidley & Austin, Chicago, Illinois. The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of Sidley & Austin.


                                       EXPERTS

     The audited consolidated financial statements and schedules of TDS incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.


                         WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov.

     The Company filed a Registration Statement related to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirely by such other information.

     The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the Company's business and finances.

     1.   TDS's Annual Report on Form 10-K for the year ended December 31,
          1997;

     2.   TDS's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1998;

     3. TDS's Current Reports on Form 8-K reporting events on January 28, February 10, March 24, April 17, April 21 and April 27, 1998;

     4. The Company's Prospectus dated March 24, 1998, which is part of its Registration Statement on Form S-4 (Registration No. 333-42535); and

     5. The Company's Report on Form 8-A/A-3 dated May 22, 1998, which includes a description of the Company's capital stock.

     This Prospectus also incorporates by reference additional documents that may be filed by the Company with the SEC between the date of this Prospectus and the date our offering is completed.

     YOU MAY OBTAIN COPIES OF SUCH DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN), WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30
N. LASALLE STREET, CHICAGO, IL 60603, (312) 630-1900. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO MAKING AN INVESTMENT DECISION.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAT THE DATE OF SUCH PROSPECTUS, AND NEITHER THE MAILING OF THE PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ANY SECURITIES HEREUNDER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROSPECTUS DOES NOT OFFER TO BUY OR SELL ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

                          PRELIMINARY, SUBJECT TO COMPLETION
                                  DATED MAY 22, 1998

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS

TELEPHONE AND DATA SYSTEMS, INC.
COMMON SHARES

($.01 PAR VALUE PER SHARE)


                                   ---------------


     We may use this Prospectus to offer and sell Common Shares, par value $.01 per share (the "Common Shares"), of Telephone and Data Systems, Inc., a Delaware corporation (the "Company" or "TDS"). We may offer the Common Shares for sale from time to time at prices and on terms to be determined at the time of a sale or sales. The aggregate maximum offering price for the Common Shares may not exceed the amount originally registered of U.S. $300,000,000 (or its equivalent in any other currency or units based on or relating to foreign currencies). We may sell the Common Shares on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time. In addition, we may sell the Common Shares to other purchasers directly or through agents. See "Plan of Distribution."

     We may include certain terms of the offering of these Common Shares in a Prospectus Supplement. The Prospectus Supplement may include, where applicable, the names of the underwriters, dealers, or agents, the public offering price, the proceeds to the Company from such sale, and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers or agents.

     The Company's Common Shares have less voting power than its Series A Common Shares. The Series A Common Shares, which have effective control of the Company, are not being offered by this Prospectus. The Company's Common Shares are listed on the American Stock Exchange under the symbol "TDS."

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY YOU BEFORE YOUR INVEST IN THESE SECURITIES.

                                   ---------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ---------------

                   THE DATE OF THIS PROSPECTUS IS __________, 1998

                                  TABLE OF CONTENTS


                                                                         PAGE

     Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

     Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . .    4

     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   11

     Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . .   11

     Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . .   12

     Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

     Where You Can Find More Information . . . . . . . . . . . . . . .   12




PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY
STATEMENT

     THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN "FORWARD-LOOKING" STATEMENTS, AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT ARE BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT THE COMPANY'S BELIEFS AND EXPECTATIONS, ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS CONTAIN POTENTIAL RISKS AND UNCERTAINTIES AND, THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

     IMPORTANT FACTORS THAT MAY AFFECT THESE PROJECTIONS OR EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN THE OVERALL ECONOMY; CHANGES IN COMPETITION IN MARKETS IN WHICH THE COMPANY OPERATES; ADVANCES IN TELECOMMUNICATIONS TECHNOLOGY; CHANGES IN THE TELECOMMUNICATIONS REGULATORY ENVIRONMENT; PENDING AND FUTURE LITIGATION; AVAILABILITY OF FUTURE FINANCING; START-UP OF PCS OPERATIONS; AND UNANTICIPATED CHANGES IN GROWTH IN CELLULAR CUSTOMERS, PENETRATION RATES, CHURN RATES AND THE MIX OF PRODUCTS AND SERVICES OFFERED IN THE COMPANY'S MARKETS. SEE ALSO "RISK FACTORS." READERS SHOULD EVALUATE ANY STATEMENTS IN LIGHT OF THESE IMPORTANT FACTORS.

                                      SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS DOCUMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION."


                                     THE COMPANY

TDS is a diversified telecommunications service company with cellular telephone, local telephone and developing personal communications services
(PCS) operations. The Company's business development strategy is to expand its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.


                           TRACKING GROUP CAPITAL STRUCTURE

The Company's Restated Certificate of Incorporation establishes three tracking groups, each of which is represented by a different class of common stock, and one residual group, the TDS Group, which is represented by the Series A Common Shares and Common Shares of the Company.


                                    THE TDS GROUP

The Common Shares are intended to reflect the TDS Group's interest in TDS's three tracking groups as well as the performance of all other interests held by the TDS Group and the effects of certain corporate operations performed by the TDS Group. Until such time as there are any issued and outstanding United States Cellular Group Shares, TDS Telecommunication Group Shares and Aerial Communications Group Shares, all of the Company's equity interest in the United States Cellular Group, the TDS Telecommunications Group and the Aerial Communications Group, respectively, will be deemed to be held by the TDS Group.


                             THE SECURITIES WE MAY OFFER

We may offer Common Shares of the Company from time to time at prices and on terms to be determined at the time of a sale or sales.


                                    MAXIMUM AMOUNT

The aggregate initial offering price may not exceed U.S. $300,000,000.


                                MARKET FOR SECURITIES

The Common Shares are listed on the American Stock Exchange under the symbol "TDS."


                                 PLAN OF DISTRIBUTION

We may sell the Common Shares on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. We will set forth the name of any such underwriter, dealer or agent involved in the offer and sale of the Common Shares and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers, or agents, in a Prospectus Supplement. We may distribute the Common Shares from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.


                                   USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement, we intend to use the net proceeds from the sale of the Common Shares offered by this Prospectus principally in connection with TDS's acquisition, construction and development programs, including reduction of short-term debt incurred in connection therewith, and we may also use such proceeds for working capital, to reduce existing long-term debt, to provide additional investments in TDS's subsidiaries, and for other corporate purposes.


                                     RISK FACTORS

An investment in the Common Shares involves certain risks. See "Risk Factors" immediately following this summary.


                         WHERE YOU CAN FIND MORE INFORMATION

This Prospectus "incorporates by reference" certain information about the Company and the TDS Group from the Company's filings with the SEC. See "Where You Can Find More Information" about how to obtain copies of such filings.


                                ADDRESS AND TELEPHONE

The address of TDS is 30 North LaSalle Street, Chicago, Illinois 60603; and its telephone number is (312) 630-1900.

                                     RISK FACTORS

     AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY INVOLVES CERTAIN RISKS. ACCORDINGLY, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, TOGETHER WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE PURCHASING THE COMMON SHARES OFFERED HEREBY. THIS PROSPECTUS INCLUDES OR INCORPORATES CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW AND OTHER FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS. SEE "PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SAFE HARBOR CAUTIONARY STATEMENT." CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SECTION ARE USED AS DEFINED ELSEWHERE IN THIS PROSPECTUS.

RISK OF ADVERSE DEVELOPMENTS IN THE BUSINESS OF TDS

GOVERNMENT REGULATION

     The Company and its business units are subject to extensive federal and state regulation. The Telecommunications Act of 1996 (the "1996 Act") mandates significant changes in existing regulation of the telecommunications industry to promote competitive development of new service offerings, to expand public availability of telecommunications services and to streamline regulation of the industry. TDS cannot predict the manner in which all aspects of the 1996 Act will be implemented by the Federal Communications Commission ("FCC") and by state regulators or the impact that such implementation and regulation will have on its businesses. The implementation of these mandates by the FCC and state authorities potentially involves numerous changes in established rules and policies which could adversely affect the Company's financial condition or results of operations. In particular, TDS Telecom may be adversely affected by reduced allowable rates of return, reduced access charges, reduced payments from the universal service fund and increased competition.

COMPETITION AND NEW TECHNOLOGIES

     The 1996 Act was intended to promote competition in the telecommunications industry as a national policy. The Company expects that competition will increase with existing competitors and with other communications technologies that now exist, such as specialized mobile radio, enhanced specialized mobile radio, global satellite networks and cable systems. In addition, the Company may face competition from technologies that may be introduced in the future.

     All of such competition is expected to be intense. There can be no assurance that the Company will be able to compete successfully in this environment or that new technologies and products that are more commercially effective than the Company's technologies and products will not be developed. In addition, many of the Company's competitors have substantially greater financial, technical, marketing, sales and distribution resources than those of the Company and have significantly greater experience than the Company in testing new or improved telecommunications products and services and obtaining regulatory approvals.

RAPID TECHNOLOGICAL CHANGES

     The telecommunications industry has experienced and is expected to continue to experience rapid and significant changes in technology. Alternative technologies may develop for the provision of services to customers which may render certain technologies used by the Company unprofitable or obsolete. There can be no assurance that technological developments will not have a material adverse effect on the Company.

UNCERTAINTY OF FUTURE OPERATING RESULTS AND CASH FLOW FROM OPERATIONS

     Although U.S. Cellular and TDS Telecom are currently profitable and have positive cash flow, on a consolidated basis the Company has recently experienced net losses and/or operating losses due primarily to large start-up losses at Aerial. The Company expects Aerial to continue to incur significant operating losses and net losses, and to generate negative cash flow from operating activities during the next few years, while Aerial continues to develop and construct its PCS networks and build a PCS customer base. There can be no assurance that Aerial will achieve or sustain profitability or positive cash flow from operating activities in the future. If Aerial cannot achieve operating profitability or positive cash flow from operating activities, it may not be able to meet its debt service or working capital requirements, which would have a material adverse effect on the Company and its Common Shares.

     Changes in any of several other factors could further reduce the Company's growth and profitability. These factors include, but are not limited to: (i) the growth rate in the Company's customer base; (ii) the usage and pricing of services; (iii) the churn rate; (iv) the cost of providing services, including the cost of attracting new customers; (v) the introduction of competition from new competitors or from emerging technologies; and (vi) continuing technological advances which may provide additional competitive alternatives to the Company's services.

LIQUIDITY AND CAPITAL RESOURCES

     TDS and its subsidiaries operate relatively capital-intensive businesses. Rapid growth has caused expenditures for construction, expansion and acquisition programs to exceed internally generated cash flow. Accordingly, TDS has obtained substantial funds from external sources to finance the build-out of PCS markets, to fund acquisitions and for general corporate purposes. Although increasing internal cash flow from U.S. Cellular and steady internal cash flow from TDS Telecom have reduced the need for external financing, Aerial's development and construction activities will require substantial additional funds from external sources.

     There can be no assurance that sufficient funds will continue to be available to the Company or its subsidiaries on terms or at prices acceptable to the Company. If sufficient funding is not available to the Company or its subsidiaries on terms and prices acceptable to the Company, the Company or its subsidiaries may be required to reduce their construction, development and acquisition programs. In the long term, reduction of the Company's construction, development and acquisition programs would have a negative impact on the ability of the Company and its subsidiaries to increase their consolidated revenues, income and cash flows.

VALUE OF FCC LICENSES

     A large portion of the Company's assets consist of intangible assets in the form of investments in licenses. In many cases the transfer of such interests is restricted and subject to prior FCC or state regulatory approval. In some cases the transfer of TDS's interests is subject to rights of first refusal. The Company's cellular and PCS licenses are granted by the FCC for ten-year terms and there is no assurance that licenses will be renewed. In addition, the future value of all cellular interests will depend significantly upon the success of the Company's business. While there is a current market for cellular licenses, such a market may not exist in the future or the values obtainable may be significantly lower than at present. In addition, the value of licenses may be affected by the level of supply and demand for such licenses and therefore awards of additional licenses to new competitors or for competitive technologies may adversely affect the value of the Company's licenses.

RISKS OF EXPANSION AND ENTRY INTO NEW BUSINESSES

     The Company believes that a portion of its future growth may come from the development of new technologies and expansion into new markets. TDS is currently expanding into other related telecommunications businesses, such as providing data and Internet services, and entering into new markets as a Competitive Local Exchange Carrier. Such new business development requires significant expenditures, a substantial portion of which must be made before any revenues will be realized. Such capital expenditures are expected to increase as TDS decides to pursue opportunities created by the accelerated pace of regulatory changes designed to increase competition. These expenditures, together with the associated high initial service costs of providing service in new markets, may result in negative cash flow and operating losses from new businesses until an adequate revenue base is established. There can be no assurance that an adequate revenue base will be established in any new technology or market which the Company pursues.

     As the Company expands into new telecommunications businesses, it will incur certain additional risks in connection with such expansion, including increased legal and regulatory risks, and possible adverse reaction by some of its current customers. Such telecommunications businesses and markets are highly competitive and, as a new entrant, the Company may be disadvantaged. The success of TDS's entry into new telecommunications businesses will be dependent upon, among other things, TDS's ability to select new equipment and software and to integrate the new equipment and software into its networks, to hire and train qualified personnel and to enhance its billing, back-office and information systems to accommodate new services. No assurance can be given that TDS will be successful with respect to these telecommunications businesses. If TDS is not successful with respect to these matters, there may be a material adverse effect on TDS's businesses. In addition, demand and market acceptance for these new products and services are subject to a high level of uncertainty.

RISKS ASSOCIATED WITH POSSIBLE ACQUISITIONS

     The Company expects that a portion of its future growth may come from acquisitions. The acquisition of additional businesses will depend on TDS's ability to identify suitable acquisition candidates, to negotiate acceptable terms for their acquisition and to finance any such acquisitions. TDS will also be subject to competition for suitable acquisition candidates. Any acquisitions, if made, could divert the resources and management time of TDS and would require integration with TDS's existing networks and services. As a result, there can be no assurance that any such acquisitions will occur or that any such acquisitions, if made, would be made in a timely manner or on terms favorable to TDS or would be successfully integrated into TDS's operations.

RADIO FREQUENCY EMISSION CONCERNS

     Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones might be linked to cancer. The Company is not aware of any authoritative evidence linking the usage of portable cellular telephones with cancer. Concerns over RF emissions may have the effect of discouraging the use of cellular telephones and other wireless communications devices, such as those used by PCS services, which could have an adverse effect upon the Company's financial condition and results of operations. The FCC currently has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating RF emissions in radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on RF emissions from low-power devices such as portable cellular telephones, it is anticipated that all cellular and PCS telephones currently marketed and in use will comply with those standards.

DEPENDENCE ON KEY PERSONNEL

     TDS's businesses are managed by a relatively small number of senior management and operating personnel and the Company is highly dependent upon the technical and management skills of its key employees. The loss of the services of any key employee could adversely affect TDS's financial condition and results of operations. There can be no assurance that the Company will be successful in retaining its key employees or that it can attract or retain additional skilled personnel.

YEAR 2000 RISK

     TDS has implemented a Year 2000 program to ensure that its computer systems and applications will function properly beyond 1999. TDS believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. TDS does not expect to incur significant expenditures to address this issue. The ability of third parties with whom TDS transacts business to adequately address their Year 2000 issues is outside of TDS's control. There can be no assurance that the failure of TDS or such third parties adequately to address their respective Year 2000 issues will not have a material adverse effect on TDS's business, financial condition, cash flows and results of operations.

RISKS RELATED TO CAPITAL STRUCTURE AND THE COMMON SHARES

SHAREHOLDERS OF ONE COMPANY; FINANCIAL EFFECTS OF OTHER GROUPS COULD ADVERSELY AFFECT THE TELECOM GROUP

     Notwithstanding the attribution of assets and liabilities (including contingent liabilities) and shareholders' equity among the Groups for the purpose of preparing their respective financial statements, such attribution in the capital structure of the Company does not affect legal title to such assets or responsibility for such liabilities of the Company or any of its subsidiaries. Financial impacts arising from the Telecom Group, the Cellular Group or the Aerial Group that affect the consolidated results of operations or financial position of the Company could affect the results of operations or financial position of the TDS Group. Moreover, any net losses of the Telecom Group, the Cellular Group or the Aerial Group, and any distributions on, or repurchases of, any shares of capital stock will reduce the funds of the Company legally available for the payment of dividends on the Common Shares. Accordingly, the TDS Group financial information should be read in conjunction with the Company's consolidated financial information.

     Important factors that may have a material adverse effect on the TDS Group and the TDS Group's interests in the Telecom Group, Cellular Group and/or Aerial Group include, but are not limited to: changes in the overall economy; changes in competition in markets in which the Telecom Group, Cellular Group and/or the Aerial Group operate; advances in telecommunications technology; changes in the telecommunications regulatory environment; pending and future litigation; availability of future financing; and unanticipated negative changes in growth in customers, penetration rates, chum rates or the mix of products and services offered in their respective markets.

LIMITED SEPARATE SHAREHOLDER RIGHTS

     Holders of Common Shares do not have any legal rights specifically related to the assets attributed to the TDS Group except as provided by the Restated Certificate of Incorporation of the Company (the "Restated Certificate"). Holders of Common Shares will be common shareholders of the Company, and will continue to be subject to all the risks associated with an investment in the Company and all of its businesses and liabilities. The Company and its subsidiaries will continue to be responsible for each of their respective liabilities.

LIMITED VOTING RIGHTS; VARIABLE VOTING RIGHTS

     Holders of Common Shares do not have the right to vote with respect to the election of a majority of the directors, which are elected by the holders of Series A Common Shares and certain series of Preferred Shares of the Company. In addition, only the affirmative vote of the holders of a majority of the outstanding voting power of the Series A Common Shares, Common Shares and series of Preferred Shares which have voting rights will be required to amend the Restated Certificate, approve the sale of substantially all of the assets of TDS, approve the dissolution of TDS or approve any other matter required to be voted on by shareholders, except as required under the Restated Certificate or the Delaware General Corporation Law ("DGCL"). When a vote is taken on any matter as to which all stock is voting together as one group, any one or more classes entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter. Currently, the TDS voting trust controls a majority of the voting power of the Company. Certain matters on which holders of common stock would vote together as a single class could involve a divergence or the appearance of a divergence of the interests between the holders of classes of common stock.

     The relative voting power of the Common Shares in the election of certain directors will fluctuate from time to time, based upon the relative market capitalization of the Common Shares to the average market capitalization of all classes of stock voting in the election of such directors.

POTENTIAL DIVERGENCE OF INTERESTS; NO SPECIFIC PROCEDURES FOR RESOLUTION

     Occasions may arise when the interests of the holders of the Common Shares and the holders of the Tracking Stocks may diverge or appear to diverge. Examples include, among others, determinations by the Board to (i) redeem the shares of a class of Tracking Stock, (ii) approve the disposition of all or substantially all of the properties and assets of one of the Tracking Groups, (iii) allocate consideration to be received by holders of common stock in connection with a merger or consolidation involving the Company among holders of different classes of common stock, (iv) allocate resources and financial support to or pursue business opportunities or operational strategies through one Group instead of one or more of the other Groups, (v) if and to the extent there is either a retained interest ("Retained Interest") or an inter-Group interest ("Inter-Group Interest"), allocate the proceeds of future issuances of the Tracking Stock as a reduction (a) in a Retained Interest or Inter-Group Interest (as the case may be) in the issuing Tracking Group or (b) to the equity of the issuing Tracking Group, (vi) pay or omit dividends on any class of common stock or
(vii) approve transactions involving the transfer of funds or assets from one Group to one or more of the other Groups or make other operational or financial decisions with respect to one Group that could be considered to be detrimental to one or more of the other Groups.

     The Company has adopted procedures for consideration of matters involving a divergence of interests among the holders of the Company's different classes of common stock, however, these policies could be modified or rescinded by the Board, in its sole discretion, without the approval of shareholders, although there is no present intention to do so.

     Disproportionate ownership interests of members of the Board in one or more classes of common stock of the Company or disparate values of the classes of common stock of the Company held by directors could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for different classes.

NO ASSURANCE OF PAYMENT OF DIVIDENDS

     Dividends on Common Shares are payable out of the lesser of assets of the Company legally available therefor and the available dividend amount for the TDS Group. Subject to the foregoing provisions, and notwithstanding the available dividend amount for the TDS Group, the respective amounts of prior dividends paid on, or liquidation rights of, any shares of common stock, or any other factor, dividends may be declared and paid on the Common Shares, the Series A Common Shares, any Special Common Shares that may be issued in the future, the Telecom Group Shares, the Cellular Group Shares and/or the Aerial Group Shares in equal or unequal amounts (with the exception that dividends paid on Common Shares and any Special Common Shares that may be issued in the future must always be the same per share and equal to or greater than the per share dividend on the Series A Common Shares).

     If any of the Groups incurs a net loss, the assets legally available for payment of dividends on all classes of common stock would be reduced. In addition, payment of dividends or distributions on any class of common stock will decrease the amount of funds available under the limitations described above for the payment of dividends on all classes of common stock.

ALLOCATION OF PROCEEDS UPON SUBSEQUENT ISSUANCES OF TRACKING STOCK

     If and to the extent that, at the time of any subsequent issuance of Tracking Stock, the TDS Group has a Retained Interest in such Tracking Group, the Board would determine the allocation of the net proceeds of such issuance among the TDS Group and the Tracking Group. Any such allocation of net proceeds to the TDS Group would reduce the Retained Interest of the TDS Group in the Tracking Group.

MANAGEMENT AND ALLOCATION POLICIES

     The Board has adopted certain management and allocation policies with respect to cash management, corporate expenses and inter-Group transactions, any and all of which could be modified or rescinded by the Board, in its sole discretion, without the approval of shareholders, although there is no present intention to do so. The Board could also decide to modify or rescind such policies, or to adopt additional policies, and any such decision could have disparate effects upon holders of shares of any class or series of common stock. The Board could also allocate resources and financial support to or pursue business opportunities or operational strategies through one Group instead of the other Groups. The decision to allocate resources and financial support to one Group may adversely affect the ability of the other Groups to obtain funds sufficient to implement their business strategies. In making any such determination, the Board may also consider regulatory requirements, including those imposed by the public utility commissions of various states and the FCC.

TRANSFER OF FUNDS AMONG GROUPS; EQUITY CONTRIBUTIONS

     To the extent cash needs of one Group exceed cash provided by such Group, one of the other Groups may transfer funds to such other Group. There are no specific criteria for determining when a transfer will be reflected as a borrowing or as the creation of, or an increase or reduction in, a Retained Interest or an Inter-Group Interest. Although the creation of or any increase in a Retained Interest or an Inter-Group Interest resulting from an equity contribution by the TDS Group or another Group to a Tracking Group (or any decrease in such Retained Interest or Inter-Group Interest) would be determined by reference to the market value of the Tracking Group shares as of the date of such event, an increase (or decrease) could occur at a time when the Tracking Group shares could be considered undervalued or overvalued.

ABSENCE OF APPROVAL RIGHTS WITH RESPECT TO FUTURE ISSUANCES OF AUTHORIZED
SHARES

     The authorized but unissued Common Shares (as well as Series A Common Shares and Special Common Shares) will be available for issuance from time to time at the sole discretion of the Board for any proper corporate purpose. The approval of the shareholders of the Company will not be sought by the Company for the issuance of authorized but unissued shares of any class of capital stock (or the reissuance of previously issued shares that have been reacquired by the Company) or securities of the Company that are convertible into or exercisable or exchangeable for such shares, unless deemed advisable by the Board or required by applicable law, regulation or American Stock Exchange requirements. The Company has no current plans to issue any material number of Common Shares (or Series A Common Shares or Special Common Shares) except as otherwise described or incorporated by reference herein.

CONTROL BY VOTING TRUST

     A substantial majority of the outstanding Series A Common Shares are held in a voting trust which expires on June 30, 2009 (herein referred to as the "TDS Voting Trust"). The TDS Voting Trust was created to facilitate the long-standing relationships among the trustees' certificate holders. By virtue of the number of shares held by them, the voting trustees have the power to elect approximately 75% (less one) of the directors, or eight directors based on the current size of the Board, and control a majority of the voting power of the Company with respect to matters other than the election of directors.

ANTI-TAKEOVER CONSIDERATIONS

     The existence of the TDS Voting Trust is likely to deter any potential unsolicited or hostile takeover attempts or other efforts to obtain control of the Company and may make it more difficult for shareholders to sell shares of the Company at higher than market prices. The trustees of the TDS Voting Trust have advised the Company that they intend to maintain the ability to keep or dispose of voting control of TDS.

     The Restated Certificate and the Company's Bylaws also contain provisions which may serve to discourage or make more difficult a change in control of the Company without the support of the Board or without meeting various other conditions. In particular, the Restated Certificate includes a provision which authorizes the Board to consider various factors, including effects on customers, taxes, and the long-term and short-term interests of the Company, in the context of a proposal or offer to acquire or merge the corporation, or to sell its assets, and to reject such offer if the Board determines that the proposal is not in the best interests of the corporation based on such factors. The provisions of the Restated Certificate and the Bylaws of the Company and the existence of the Tracking Stocks could, under certain circumstances, prevent shareholders from profiting from an increase in the market value of their shares as a result of a change in control of the Company by delaying or preventing such change in control.

     The Restated Certificate also authorizes the Board to designate and issue Undesignated Shares in one or more classes or series of preferred or common stock from time to time. Generally, no further action or authorization by the shareholders is necessary prior to the designation or issuance of the additional Undesignated Shares authorized pursuant to the Restated Certificate unless applicable laws or regulations would require such approval in a given instance. Such Undesignated Shares could be issued in circumstances that would serve to preserve control of TDS's then existing management.

     The Restated Certificate divides the Board into three classes, with staggered terms of office. Each year, one class is elected for a three-year term. The classification of directors may have the effect of limiting or deterring a proxy contest for the removal of incumbent directors.

     The Company is not aware of any current intention of the TDS Voting Trust to dispose of any significant amount of Series A Common Shares of the Company or of any existing or planned effort on the part of any party to accumulate material amounts of Common Shares or Series A Common Shares, or to acquire control of TDS by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change TDS's management.

YEAR 2000 RISK

     The Company has implemented a Year 2000 program to ensure that its computer systems and applications will function properly beyond 1999. The Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Company or such third parties adequately to address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.


                                     THE COMPANY

     TDS is a diversified telecommunications service company with cellular telephone, local telephone and developing personal communications services
(PCS) operations.   The Company's business development strategy is to expand
its existing operations through internal growth and acquisitions and to explore and develop other telecommunications businesses that management believes will utilize the Company's expertise in customer-based telecommunications services.

     The Company's Restated Certificate of Incorporation establishes three tracking groups (the "Tracking Groups"), each of which would be represented by a different class of common stock ("Tracking Stock"), and one residual group (the "TDS Group"), which is represented by the Series A Common Shares and Common Shares of the Company.

     The United States Cellular Group Common Shares (the "Cellular Group Shares"), when issued, are intended to reflect the separate performance of the United States Cellular Group (the "Cellular Group"), which consists of the Company's interest in United States Cellular Corporation, a subsidiary of the Company operating and investing in cellular telephone companies and properties ("U.S. Cellular").

     The TDS Telecommunications Group Common Shares (the "Telecom Group Shares"), when issued, are intended to reflect the separate performance of the TDS Telecommunications Group (the "Telecom Group"), which consists of the Company's interest in TDS Telecommunications Corporation, a subsidiary of the Company operating landline telephone companies ("TDS Telecom"), and includes the attribution of certain corporate debt.

     The Aerial Communications Group Common Shares (the "Aerial Group Shares"), when issued, are intended to reflect the separate performance of the Aerial Communications Group (the "Aerial Group"), which consists of the Company's interest in Aerial Communications, Inc., a subsidiary of the Company providing broadband personal communications services ("Aerial").

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 6, 1998, between Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), and the Company, which had been a wholly-owned subsidiary of TDS Iowa, TDS Iowa merged with and into Company, with Company as the surviving corporation (the "Reincorporation Merger"). In the Reincorporation Merger, each Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Common Share, $.01 par value, of Company ("Common Shares"), each Series A Common Share, $1.00 par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Series A Common Share, $.01 par value, of Company ("Series A Common Shares"), and each Preferred Share, without par value, of TDS Iowa issued immediately prior to the Reincorporation Merger was automatically converted into one issued and fully paid and nonassessable Preferred Share, $.01 par value, of Company with the same rights, preferences and limitations as set forth in the original certificate of designation for the series related to such Preferred Share.

     In connection with the Reincorporation Merger, the Company intends to distribute (the "Distribution") one Cellular Group Share, two-thirds of a Telecom Group Share and two-thirds of an Aerial Group Share with respect to each outstanding Series A Common Share and Common Share. There can be no assurance that the Distribution will be completed or that it will be completed as currently contemplated.

     Upon the completion of the Distribution as contemplated, the Series A Common Shares and the Common Shares of the Company would represent a common equity interest in the TDS Group, which would have a Retained Interest of approximately 20-25% of the common shareholders' equity value of the Company attributable to each of the Cellular Group, the Telecom Group and the Aerial Group. Accordingly, the Series A Common Shares and Common Shares of TDS Delaware are intended to reflect the combined performance of the all of the Tracking Groups of TDS. In addition, the Series A Common Shares and Common Shares are intended to reflect the performance of all other interests held by the TDS Group and the effects of certain corporate operations performed by the TDS Group. The TDS Group would also include such other assets and liabilities of the Company as the Board may in the future determine to attribute to the TDS Group and such other businesses, assets and liabilities as the Company or any of its subsidiaries may in the future acquire for the TDS Group, as determined by the Board. Until such time as there are any issued and outstanding Cellular Group Shares, Telecom Group Shares and Aerial Group Shares, all of the Company's equity interest in the Cellular Group, the Telecom Group and the Aerial Group, respectively, will be deemed to be held by the TDS Group.

     The Company has attempted to reach an agreement with a special committee of U.S. Cellular relating to the acquisition by TDS of the outstanding shares of U.S. Cellular which TDS does not own in exchange for Cellular Group Shares, and to reach an agreement with a special committee of Aerial relating to the acquisition by TDS of the outstanding shares of Aerial which TDS does not own in exchange for Aerial Group Shares. There can be no assurance that TDS will be able to reach agreements relating to such transactions. If TDS is unable to reach such agreements or otherwise acquire the publicly-held shares of U.S. Cellular or Aerial, such shares would continue to remain outstanding.

     The Reincorporation Merger, the Distribution and related transactions are described in the Proxy Statement of TDS Iowa and Prospectus of Company, dated March 24, 1998, as supplemented, which is incorporated by reference herein.

     The Company is the successor to TDS Iowa. As noted above, in 1998, TDS Iowa merged with and into the Company, with the Company surviving the merger. The Company's corporate headquarters are located at 30 N. LaSalle, Suite 4000, Chicago, Illinois 60602, and its telephone number is (312) 630-1900. Except where the context otherwise indicates, the term "Company" and "TDS" include Telephone and Data Systems, Inc., a Delaware corporation, and its subsidiaries.


                                   USE OF PROCEEDS

     Unless otherwise indicated in a Prospectus Supplement, the net proceeds to be received by TDS from the sale of the Common Shares offered by this Prospectus will be used by TDS principally in connection with its acquisition, construction and development programs, including reduction of short-term debt incurred in connection therewith, and may also be used for working capital, to reduce existing long-term debt, to provide additional investments in TDS's subsidiaries, and for other corporate purposes or otherwise as described in the Prospectus Supplement. Until the proceeds are used for these purposes, TDS may deposit them in interest-bearing accounts or invest them in short-term investment securities.


                                 PLAN OF DISTRIBUTION

     The Common Shares may be sold on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the Common Shares and any applicable commissions, discounts and other items constituting compensation to such underwriters, dealers, or agents will be set forth in the Prospectus Supplement.

     The distribution of the Common Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Unless otherwise indicated in the Prospectus Supplement, the obligations of any underwriters to purchase an offering of Common Shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Common Shares if any are purchased. If a dealer is utilized in the sale of the Common Shares, the Company will sell the Common Shares to the dealer as principal. The dealer may then resell the Common Shares to the public at varying prices to be determined by such dealer at the time of resale.

     Underwriters, dealers and agents that participate in the distribution of the Common Shares may be deemed to be underwriters as that term is defined in the Securities Act, and any discounts or commissions received by them from the Company and any profits on the resale of the Common Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     A Prospectus Supplement, if required, will be filed under Rule 424(b) under the Securities Act of 1933, disclosing the number and dollar value of the Common Shares, the participating securities firm, if any, and other details of such sale, if appropriate.

     The underwriters which may participate in this distribution include Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch & Co., Salomon Smith Barney, Credit Suisse First Boston Corporation or Goldman, Sachs & Co.

     In connection with this Offering, the Underwriters, if any, may over-allot or effect transactions which stabilize or maintain the market price of the outstanding common shares of the Company at levels above those which might otherwise prevail in the open market. Such transactions may be effected on the American Stock Exchange or otherwise. Such stabilizing, if commenced, may be discontinued at any time.


                                    LEGAL MATTERS

     Certain legal matters relating to the securities offered hereby will be passed upon by Sidley & Austin, Chicago, Illinois. The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of Sidley & Austin.


                                       EXPERTS

     The audited consolidated financial statements and schedules of TDS incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports incorporated by reference herein. The financial statements and schedules referred to above have been incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing in giving said reports.


                         WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov.

     The Company filed a Registration Statement related to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirely by such other information.

     The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the Company's business and finances.

     The following documents are incorporated by reference herein:

     1.   TDS's Annual Report on Form 10-K for the year ended December 31,
          1997;

     2.   TDS's Quarterly Report on Form 10-Q for the quarter ended March 31,
          1998;

     3. TDS's Current Reports on Form 8-K reporting events on January 28, February 10, March 24, April 17, April 21 and April 27, 1998;

     4. The Company's Prospectus dated March 24, 1998, which is part of its Registration Statement on Form S-4 (Registration No. 333-42535); and

     5. The Company's Report on Form 8-A/A-3 dated May 22, 1998, which includes a description of the Company's capital stock.

     This Prospectus also incorporates by reference additional documents that may be filed by the Company with the SEC between the date of this Prospectus and the date our offering is completed.

     YOU MAY OBTAIN COPIES OF SUCH DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS THERETO WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN), WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST TO INVESTOR RELATIONS, TELEPHONE AND DATA SYSTEMS, INC., 30
N. LASALLE STREET, CHICAGO, IL 60603, (312) 630-1900. IN ORDER TO ENSURE DELIVERY OF DOCUMENTS, ANY REQUEST THEREFOR SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO MAKING AN INVESTMENT DECISION.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAT THE DATE OF SUCH PROSPECTUS, AND NEITHER THE MAILING OF THE PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF ANY SECURITIES HEREUNDER SHALL CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROSPECTUS DOES NOT OFFER TO BUY OR SELL ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Previously included in the original Registration Statement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Restated Certificate of Incorporation provides that TDS shall indemnify directors and officers of TDS, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law, as more specifically provided in the Restated Bylaws of TDS. The Restated Bylaws provide for indemnification and permit the advancement of expenses by TDS generally in the same manner and to the extent permitted by the Delaware General Corporation Law, subject to compliance with certain requirements and procedures specified in the Restated Bylaws. In general, the Restated Bylaws require that any person seeking indemnification must provide TDS with sufficient documentation as described in the Restated Bylaws and, if an undertaking to return advances is required, to deliver an undertaking in the form prescribed by TDS and provide security for such undertaking if considered necessary by TDS. In addition, the Restated Bylaws specify that, except to the extent required by law, TDS does not intend to provide indemnification to persons under certain circumstances, such as where the person was not acting the interests of TDS or was otherwise involved in a crime or tort against TDS.

          Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

          Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

          Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

          The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

          The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS

EXHIBIT NO.        DESCRIPTION OF DOCUMENT

     1.1      Form of Underwriting Agreement for Common Shares (1)
     1.2      Form of Selling Agency Agreement for Debt Securities (1)
     4.1(a)   The Indenture between TDS Iowa and Harris Trust and Savings Bank
              ("Trustee"), dated February 1, 1991, is hereby incorporated by reference to the Company's Current Report on Form 8-K filed on
              February 19, 1991.
     4.2(b)   Form of the First Supplemental Indenture among TDS Iowa, TDS
              Delaware and Trustee.
     4.2      Form of Global Note (2)
     4.3      Form of Certificated Note (2)
     4.4      Restated Certificate of Incorporation of the Registrant, is
              hereby incorporated by reference to Exhibit 3.1 to the
              Registrant's Registration Statement on Form 8-A/A-3)
     4.5      Restated Bylaws of the Registrant, is hereby  incorporated by reference to Exhibit 3.2 to the Registrant's Registration
              Statement on Form 8-A/A-3)
     4.6      Indenture and Supplemental Indentures for the Registrant's Series
              A, B, C, D, E and F Subordinated Debentures are not being filed as exhibits because the total authorized subordinated debentures do not exceed 10% of the total assets of the Registrant and its
              Subsidiaries.   The Registrant agrees to furnish a copy of such
              Indenture and Supplemental Indentures if so requested by the
              Commission.
     4.8      Other Instruments Defining the Rights of Security-Holders (1)
     5        Opinion of Sidley & Austin relating to the Securities
    12        Statements regarding computation of ratios are hereby
              incorporated by reference to the Company's Annual Reports on
              Form 10-K for the Years Ended December 31, 1997, 1996, 1995, 1994
              and 1993.
    23.1      Consent of Independent Public Accountants
    23.2      Consent of Counsel (included in Exhibit 5)
    24        Powers of Attorney (included in Signature Page)
    25        Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of Harris Trust and Savings Bank, is
              hereby incorporated by reference to Exhibit 26 to the
              Registrant's Registration Statement on Form S-3 (Registration
              No. 33-52408).
---------------

(1) To be filed by post-effective amendment or under cover of Form 8-K prior to the offer or sale of any securities hereunder, if applicable.

(2)  Filed previously with Registration Statement No. 33-68456.

ITEM 17.  UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) If the securities to be registered are to be offered at competitive bidding, the undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (e) The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 22nd day of May, 1998.

                                   TELEPHONE AND DATA SYSTEMS, INC.

                                   By:    /s/ LeRoy T. Carlson
                                        -----------------------------
                                        LeRoy T. Carlson, CHAIRMAN

                                  POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints LeRoy
T. Carlson and LeRoy T. Carlson, Jr., and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate applications, statements, consents and other documents as may be necessary or expedient to register securities of the Registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the 22nd day of May, 1998.

              SIGNATURE                                TITLE

 /s/LeRoy T. Carlson
---------------------------------   CHAIRMAN AND DIRECTOR
          LeRoy T. Carlson

 /s/LeRoy T. Carlson, Jr.
---------------------------------   PRESIDENT AND DIRECTOR (CHIEF EXECUTIVE
        LeRoy T. Carlson, Jr.       OFFICER)

 /s/Murray L. Swanson
---------------------------------   EXECUTIVE VICE PRESIDENT - FINANCE AND
          Murray L. Swanson         DIRECTOR (PRINCIPAL FINANCIAL OFFICER)

 /s/James Barr III
---------------------------------   DIRECTOR
           James Barr III

 /s/Rudolph E. Hornacek
---------------------------------   DIRECTOR
         Rudolph E. Hornacek

 /s/Donald C. Nebergall
---------------------------------   DIRECTOR
         Donald C. Nebergall







            PAGE 1 OF 2 SIGNATURE PAGES TO POST-EFFECTIVE AMENDMENT NO. 1
                TO UNIVERSAL SHELF REGISTRATION STATEMENT ON FORM S-3

 /s/Herbert S. Wander
---------------------------------   DIRECTOR
          Herbert S. Wander

 /s/Walter C.D. Carlson
---------------------------------   DIRECTOR
         Walter C.D. Carlson

 /s/Letitia C.G. Carlson
---------------------------------   DIRECTOR
        Letitia C.G. Carlson

 /s/Donald R. Brown
---------------------------------   DIRECTOR
           Donald R. Brown


---------------------------------   DIRECTOR
            George W. Off

 /s/Martin L. Solomon
---------------------------------   DIRECTOR
          Martin L. Solomon

 /s/Gregory J. Wilkinson
---------------------------------   VICE PRESIDENT AND CONTROLLER (PRINCIPAL
        Gregory J. Wilkinson        ACCOUNTING OFFICER)






            PAGE 2 OF 2 SIGNATURE PAGES TO POST-EFFECTIVE AMENDMENT NO. 1
                TO UNIVERSAL SHELF REGISTRATION STATEMENT ON FORM S-3

                                  INDEX TO EXHIBITS



 EXHIBIT NO.                   DESCRIPTION OF DOCUMENT


  4.1(b)  Form of First Supplemental Indenture

  5       Opinion of Sidley & Austin

 23.1     Consent of Independent Public Accountants

 23.2     Consent of Sidley & Austin (contained in Exhibit 5)

 24       Powers of Attorney (included on Signature Page)